UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________________________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
December 7, 2020

GTT Communications, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35965	20-2096338
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7900 Tysons One Place
Suite 1450
McLean	Virginia	22102
(Address of principal executive offices)		(Zip code)

Registrant's telephone number, including area code: (703) 442-5500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.0001 per share	GTT	The New York Stock Exchange
Series A Junior Participating Cumulative Preferred Stock Purchase Rights
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on October 28, 2020, (a) GTT Communications, Inc. (the “Company”) and the guarantors under that certain Indenture, dated as of December 22, 2016 (as amended, supplemented or otherwise modified, the “Indenture”), by and between the Company, as successor by merger to GTT Escrow Corporation, and Wilmington Trust, National Association, as Trustee (the “Trustee”), entered into a Forbearance Agreement (the “Notes Forbearance Agreement”) with certain beneficial owners (or nominees, investment managers, advisors or subadvisors for the beneficial owners) (the “Initial Forbearing Noteholders”) of a majority of the outstanding aggregate principal amount of the Company’s outstanding 7.875% Senior Notes due 2024 (the “Notes”); and (b) the Company, GTT Communications B.V. (“GTT B.V.”) and certain guarantors of the obligations under that certain Credit Agreement, dated as of May 31, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified, the “Credit Agreement”) by and among the Company and GTT B.V., as borrowers, KeyBank National Association, as administrative agent and letter of credit issuer (the “Agent”), and the lenders and other financial institutions party thereto from time to time, entered into a Forbearance Agreement (the “Credit Facilities Forbearance Agreement” and collectively with the Notes Forbearance Agreement, the “Forbearance Agreements”) with (i) certain lenders (the “Forbearing Lenders”) party to the Credit Agreement, holding (A) a majority of the outstanding loans and revolving commitments under the Credit Agreement (“Required Lenders”) and (B) a majority of the revolving commitments under the Credit Agreement (“Required Revolving Lenders) and (ii) the Agent. Between October 28, 2020 and November 11, 2020, certain additional beneficial owners (or nominees, investment managers, advisors or subadvisors for the beneficial owners) of the Notes (the “Additional Forbearing Noteholders,” and together with the Initial Forbearing Noteholders, the “Forbearing Noteholders”) executed and delivered the Notes Forbearance Agreement.

As further described in the Company’s Current Report on Form 8-K filed on October 28, 2020, among other provisions, the Forbearing Noteholders and the Forbearing Lenders agreed to forbear from exercising any and all rights and remedies related to the Company’s failure to timely file its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2020 (the “Q2 SEC Report”) and the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2020 (the “Q3 SEC Report”) until the earlier of (i) 5:00 p.m., New York City time, on November 30, 2020 and (ii) the receipt of notice from the Forbearing Noteholders or the Forbearing Lenders, as applicable, regarding their intent to terminate the applicable Forbearance Agreement upon the occurrence of certain specified forbearance defaults.

The scheduled expiration time under the Notes Forbearance Agreement may be extended with the consent of Forbearing Noteholders holding more than 66.7% of the aggregate principal amount of the Notes held by all Forbearing Noteholders, provided that at least two of such consenting Forbearing Noteholders are unaffiliated (“Requisite Forbearing Noteholders”). The scheduled expiration time under the Credit Facilities Forbearance Agreement may be extended with the consent of (i) Required Lenders and (ii) Required Revolving Lenders (collectively, “Requisite Forbearing Lenders”). As previously disclosed, on November 23, 2020 and November 25, 2020, the Company received notices on behalf of Requisite Forbearing Noteholders and Requisite Forbearing Lenders consenting to an extension of the scheduled expiration time under each of the Notes Forbearance Agreement and the Credit Facilities Forbearance Agreement, respectively, to 8:00 a.m., New York City time, on December 14, 2020.

On December 9, 2020, the Company received notices on behalf of Requisite Forbearing Noteholders and Required Lenders consenting to an extension of the scheduled expiration time under each of the Notes Forbearance Agreement and the Credit Facilities Forbearance Agreement, respectively, to 8:00 a.m., New York City time, on December 28, 2020 (the “New Expiration Time”).

In addition, on December 10, 2020, the Company, GTT B.V. and certain guarantors of the obligations under the Credit Agreement entered into a Forbearance Extension Agreement (the “Forbearance Extension Agreement”) with Required Revolving Lenders and the Agent. The Forbearance Extension Agreement provides that Required Revolving Lenders consent to the extension of the Credit Facilities Forbearance Agreement to the New Expiration Time effective upon delivery of an irrevocable written notice by the Company permanently reducing the unused revolving commitments under the Credit Agreement (the “Revolving Commitment Reduction”) such that the total revolving commitments under the Credit Agreement shall equal approximately $85.7 million (the “Revolving Commitment Cap”), which represents the aggregate principal amount of revolving loans and letters of credit outstanding as of each of October 28, 2020 and the date hereof. The Company delivered such irrevocable written notice on December 10, 2020. In addition, the Forbearance Extension Agreement provides that, during the forbearance period, determinations under the Credit Agreement and other related agreements and documents of whether outstanding revolving loans and/or issued and outstanding letters of credit would exceed 30% of the revolving commitments shall be calculated based on the revolving commitments in effect as of October 28, 2020.

Prior to the entry into the Forbearance Extension Agreement, the Credit Facilities Forbearance Agreement had provided that the Company was not permitted to borrow revolving loans and/or request the issuance of letters of credit in excess of the Revolving Commitment Cap without the consent of each revolving lender. In addition, the Credit Facilities Forbearance Agreement had provided that the revolving commitments would be automatically and permanently reduced to equal the

Revolving Commitment Cap upon the end of the forbearance period (after giving effect to all extensions thereof) or the occurrence of certain other events. As a result, the Revolving Commitment Reduction did not impact the availability of revolving loans and/or letters of credit under the Company’s revolving credit facility.

The foregoing description of the Forbearance Extension Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Forbearance Extension Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2020, the Company approved base salary increases for Ernest Ortega, interim Chief Executive Officer, and Christopher McKee, General Counsel and Executive Vice President, Corporate Development, to $550,000 and $463,500, respectively.

On December 10, 2020 (the “Effective Date”), the Company entered into retention bonus letter agreements (each a “Retention Agreement”) with Mr. Ortega and Mr. McKee (each, an “Executive”), which provide for cash retention bonuses (each, a “Retention Bonus”) in the amount of $2,456,800 and $1,236,300, respectively. The Retention Bonuses vest as follows: (i) one-third on December 15, 2020 and (ii) two-thirds on the earlier to occur of the consummation of a “sale event” (as defined in the Company’s 2018 Stock Option and Incentive Plan as in effect as of the Effective Date) and December 1, 2021, with payment of vested retention amounts being paid shortly after vesting. Except as described below, the Executive is required to be employed on the applicable payment date. In the event the Executive’s employment is terminated by the Company other than for Cause (including due to disability), by the Executive for Good Reason (as each term is defined in the respective Retention Agreement) or due to death, the Executive will be entitled to any vested but unpaid portion of the Retention Bonus and the next unvested tranche of the Retention Bonus, subject to the execution of a release. In the event the Executive terminates employment without Good Reason, the Executive will be entitled to payment of any vested but unpaid portion of the Retention Bonus. As a condition to each Retention Agreement, each Executive has waived any and all participation in any annual bonus plan and long-term incentive plan established by the Company for the 2021 calendar year.

The foregoing descriptions of the Retention Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of each Executive’s Retention Agreement, which are filed as Exhibits 10.2 and 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

The Company does not expect to be able to file the Q2 SEC Report or the Q3 SEC Report by the New Expiration Time, as a result of the Company’s previously disclosed review of certain accounting issues (the “Review”), which is continuing. The Company is unable to predict specific filing dates for the Q2 SEC Report and Q3 SEC Report at this time.

On December 7, 2020 (the “Notice Date”), the Company received a notice of default (the “Notice of Default”) from the Trustee. As previously disclosed, the filing of the Q3 SEC Report has been delayed. Under Section 4.15 of the Indenture, the Company was required to file with the Securities and Exchange Commission (“SEC”) quarterly financial information for the quarter ended September 30, 2020 within 15 days of the time periods specified in the SEC’s rules and regulations (including any grace periods). The Company did not file the Q3 SEC Report within 15 days of November 16, 2020, which was the last day of the extension period provided for the filing under Rule 12b-25(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company has therefore failed to comply with such reporting covenant. Under the Indenture, the failure of the Company to comply with the reporting covenant, if it continues for a period of 60 days after the Notice Date (the “Cure Period”) (which 60 day Cure Period ends on February 5, 2021), would constitute an Event of Default, as that term is defined in the Indenture.

The foregoing summary of terms and provisions of the Indenture is qualified in its entirety by reference to the full text of the Indenture.

The Company is continuing to engage in negotiations and discussions with certain holders of the Notes (the “Noteholders”) and lenders under the Credit Agreement (the “Lenders”) to seek the consent of (a) Noteholders holding at least a majority of the outstanding aggregate principal amount of the Notes, to amend and/or waive certain provisions of the Indenture or provide further forbearances from exercising remedies in respect thereof and (b) (1) Required Lenders and (2) Required Revolving Lenders, to amend and/or waive certain provisions of the Credit Agreement or provide further forbearances from exercising remedies in respect thereof. In addition, the Company remains in negotiations and discussions with certain Lenders, Noteholders and third parties regarding incremental financing to satisfy its liquidity needs. There can be no assurance, however, that the Company will be able to negotiate acceptable terms or reach any further agreements regarding such consents or incremental financing with the Noteholders, Lenders or any third parties, as applicable.

This Item 7.01 is being furnished and shall not be deemed “filed” for any purpose. This Item 7.01 shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to this Item 7.01 in such filing.

Disclosures About Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and such statements are intended to be covered by the safe harbor provided by the same. These statements are based on the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. The above statements regarding the Company’s negotiations with the Noteholders and Lenders, the potential new financing and the anticipated timing of filing the Q2 SEC Report and Q3 SEC Report constitute forward-looking statements that are based on the Company’s current expectations.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause future events to differ materially from those in the forward-looking statements, many of which are outside of the Company’s control. These factors include, but are not limited to, the effects on the Company’s business and clients of general economic and financial market conditions, as well as the following: (i) the Company may fail to satisfy certain covenants relating to financial statement delivery obligations and representations regarding the Company’s financial statements contained in its financing agreements without obtaining an amendment and/or waiver thereof, which may result in (A) events of default under the Indenture and the Credit Agreement, (B) if the Company is unable to obtain further agreements from creditors with respect to forbearing from exercising remedies, the acceleration of the Notes and the Company’s obligations under the Credit Agreement, and (C) the Company being unable to satisfy its obligations thereunder; (ii) the completion of the Review and the completion and filing of the Q2 SEC Report and Q3 SEC Report may take longer than expected as a result of the timing or findings of the Review or the Company’s independent registered public accounting firm’s review process; (iii) existing cash balances and funds generated from operations may not be sufficient to finance the Company’s operations and meet its cash requirements; (iv) the Company is subject to risks associated with the actions of network providers and a concentrated number of vendors and clients; (v) the Company could be subject to cyber-attacks and other security breaches; (vi) the Company’s network could suffer serious disruption if certain locations experience damage or as the Company adds features and updates its network; (vii) the Company is subject to risks associated with purchase commitments to vendors for longer terms or in excess of the volumes committed by the Company’s underlying clients, or sales commitments to clients that extend beyond the Company’s commitments from its underlying suppliers; (viii) the Company may be unable to establish and maintain peering relationships with other providers or agreements with carrier neutral data center operators; (ix) the Company’s business, results of operation and financial condition are subject to the impacts of the COVID-19 pandemic and related market and economic conditions; (x) the Company may be affected by information systems that do not perform as expected or by consolidation, competition, regulation, or a downturn in the Company’s industry; (xi) the Company may be liable for the material that content providers distribute over its network; (xii) the Company has generated net losses historically and may continue to do so; (xiii) the Company may fail to successfully integrate any future acquisitions or to efficiently manage its growth; (xiv) the Company may be unable to retain or hire key employees; (xv) the Company recently announced management changes; (xvi) the Company is subject to risks relating to the international operations of its business; (xvii) the Company may be affected by future increased levels of taxation; (xviii) the Company has substantial indebtedness, which could prevent it from fulfilling its obligations under its debt agreements or subject the Company to interest rate risk; (xix) the Company sellers and the buyer of the Company’s business of providing Pan-European, North American, sub-sea and trans-Atlantic fiber network and data center infrastructure services to customers may be unable to obtain the necessary approvals for the pending infrastructure sale transaction announced by the Company on October 16, 2020 (the “Transaction”) or the related reorganization (the “Reorganization”) or from governmental authorities in a timely manner, on terms acceptable to the sellers and the buyer, or at all; (xx) the Company may be unable to obtain from the Lenders or Noteholders the further forbearances, waivers, consents, releases or other agreements that may be necessary to prevent a default under the Credit Agreement or Indenture that may be necessary to satisfy the conditions to the closing of the Transaction, either on terms acceptable to the Company or at all, in which case the sale and purchase agreement for the Transaction would terminate unless the buyer provides a waiver; (xxi) the Company may not be able to obtain the consent of certain parties to contracts with the sellers and their subsidiaries that will be necessary to fully implement the Transaction or the Reorganization, on terms acceptable to the Company or at all; (xxii) the buyer may be unable to obtain financing sufficient to enable it to consummate the Transaction as required at the closing under the sale and purchase agreement for the Transaction; (xxiii) the potential failure to satisfy other closing conditions under the sale and purchase agreement for the Transaction which may result in the Transaction not being consummated; (xxiv) the potential failure of the Company to realize anticipated benefits of the Transaction; (xxv) risks from relying on the buyer for various critical transaction services and network services for an extended period under the transition services agreement and the master services agreement contemplated by the sale and purchase agreement for the Transaction; (xxvi) the potential impact of announcement or consummation of the Reorganization and the Transaction on relationships with third parties, including customers, employees and competitors; (xxvii) the ability to attract new customers and retain existing customers in the manner anticipated; and (xxviii) the Company’s internal control over financial reporting may be inadequate or have weaknesses of which the Company is not currently aware or which have not been detected, and which, among other things, could impact the Company’s ability to appropriately provide for the purchase price adjustment mechanisms in the sale and purchase agreement for the Transaction. The foregoing list of factors is not exhaustive. The Company does not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements. For a discussion of a variety of risk factors affecting the Company’s business and prospects, see “Risk Factors” in the Company’s annual and quarterly reports filed with the SEC including, but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2019 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which have been filed with the SEC and are available on the Company’s website (www.gtt.net) and on the SEC’s website (www.sec.gov).

Item 9.01	Financial Statements and Exhibits
(d)      Exhibits
The following exhibit is filed as part of this report:

Number	Description

10.1
Forbearance Extension Agreement, dated as of December 10, 2020, by and among GTT Communications, Inc., GTT Communications B.V., each of the revolving lenders party thereto and KeyBank National Association, as administrative agent and letter of credit issuer.

10.2	Retention Bonus Letter Agreement, dated as of December 10, 2020, between GTT Communications, Inc. and Ernest Ortega.

10.3	Retention Bonus Letter Agreement, dated as of December 10, 2020, between GTT Communications, Inc. and Christopher McKee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 10, 2020

GTT Communications, Inc.

		By:	/s/ Donna Granato
Donna Granato
Interim Chief Financial Officer